  Exhibit 99.1

LightPath Technologies Announces Preliminary Results for Fiscal 2017 Fourth Quarter

ORLANDO, FL – August 10, 2017 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical and infrared components and high-level assemblies, today announced preliminary financial results for the fourth quarter ended June 30, 2017 and the scheduling of a conference call and simultaneous webcast on September 14, 2017 to discuss the Company’s financial and operational results for the fourth quarter and year ended June 30, 2017.

Preliminary Financial Results for the Fourth Quarter of Fiscal 2017

Subject to completion of the audit of the Company’s financial results for the quarter and year ended June 30, 2017, we expect to report:

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Total revenues between $8.5 million and $9.0 million for the fourth quarter of fiscal 2017, as compared to $4.7 million for the fourth quarter of fiscal 2016, which would represent an increase of between 81% and 91%.
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12-month backlog between $9.1 million and $9.5 million at June 30, 2017, as compared to $6.6 million at June 30, 2016, which would represent an increase of between 38% and 44%.
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Cash and cash equivalents of approximately $8.1 million as of June 30, 2017, as compared to $2.9 million from June 30, 2016, which would represent an increase of approximately 178%.

Jim Gaynor, President and Chief Executive Officer of LightPath, commented, “Based on these preliminary results, we expect to deliver strong performance for the fourth quarter of fiscal 2017 as we continue to execute our business plan. We are extremely pleased with the successful integration and performance to date of the business of ISP Optics Corporation, our new wholly-owned subsidiary. Equally important is our revenue and cash flow performance as we benefit from the operating leverage created by the increased scale of the Company. As a result of our operating efficiencies and sales growth, our financial condition was significantly bolstered with expected cash at the end of the fiscal year to be approximately $8.1 million. We are also pleased by expected improvements in our earnings and adjusted EBITDA margins and are committed to maintaining these improvements in future periods. This anticipated performance provides us with the flexibility to make the necessary investments that support continued and incremental growth of the Company.”

The Company will issue the final financial results for the fourth quarter and year ended June 30, 2017 on September 14, 2017 after the close of the stock market. Following the issuance of the financial results press release, a conference call and simultaneous webcast will be held.

Investor Conference Call and Webcast Details

LightPath will host an audio conference call and webcast on Thursday, September 14 at 4:30 p.m. ET to discuss its financial and operational performance for the fourth quarter and year ended June 30, 2017.

Date: Thursday, September 14, 2017
Time: 4:30 PM (ET)
Dial-in Number: 1-877-317-2514
International Dial-in Number: 1-412-317-2514
Webcast: http://services.choruscall.com/links/lpth170914.html

Participants should dial-in or log-on approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately one hour after completion through October 14, 2017. To listen to the replay, dial 1-877-344-7529 (domestic) or 1-412-317-0088 (international), and enter conference ID # 10111266.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading global, vertically integrated provider of optics, photonics and infrared solutions for the industrial, defense, telecommunications, testing and measurement, and medical industries. LightPath designs, manufactures, and distributes proprietary optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and gradient index GRADIUM® lenses. LightPath also offers custom optical assemblies, including full engineering design support. The Company is headquartered in Orlando, Florida, with manufacturing and sales offices in New York, Latvia and China.

LightPath’s wholly-owned subsidiary ISP Optics Corporation manufactures a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies. ISP’s infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras. Manufacturing is performed in-house to provide precision optical components including spherical, aspherical and diffractive coated infrared lenses. ISP’s optics processes allow it to manufacture its products from all important types of infrared materials and crystals. Manufacturing processes include CNC grinding and CNC polishing, diamond turning, continuous and conventional polishing, optical contacting and advanced coating technologies.

For more information on LightPath and its businesses, please visit www.lightpath.com.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the fourth quarter ended June 30, 2017. We have provided ranges for the preliminary estimated financial results described above primarily because our financial closing procedures for the fourth quarter and year ended June 30, 2017 are not yet complete. The information presented above should not be considered a substitute for full audited financial statements for the fourth quarter and year ended June 30, 2017, once they become available and should not be regarded as a representation by us or our management as to the actual financial results for the four quarter ended June 30, 2017. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Jim Gaynor, President & CEO	Dorothy Cipolla, CFO	Jordan Darrow
LightPath Technologies, Inc.	LightPath Technologies, Inc.	Darrow Associates, Inc.
Tel: 407-382-4003	Tel: 407-382-4003 x305	Tel: 512-551-9296
jgaynor@lightpath.com	dcipolla@lightpath.com	jdarrow@darrowir.com